U.S. SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): March 28, 2007

M45 Mining Resources, Inc.
(Exact name of registrant as specified in its charter)

Nevada
(State or other jurisdiction of incorporation)

33-55254-42	87-0485310
(Commission File No.)	(IRS Employer Identification No.)

1212 Redpath Crescent
Montreal, Quebec, Canada H3G 2K1
(514) 812-4568
(Address and telephone number of principal executive offices and place of business)

Quantitative Methods Corporation
(former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below)

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13ed-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 - Registrant’s Business and Operations

Item 1.01 Entry into a Material Definitive Agreement

On March 28, 2007, the Registrant completed execution of a COMMON STOCK PURCHASE AGREEMENT with Andre Boyer (the “Purchasers”) for the sale of f 100% of the issued and outstanding common stock Roadvision Technologies Inc. a subsidiary of the Registrant.

The Purchase Price consists of the following:

-	The assumption of all liabilities of the Company by the Purchasers, consisting of the items as set forth on Schedule A, totaling TWO HUNDRED NINETY EIGHT THREE HUNDRED TWENTY-TWO DOLLARS ($298,322)
-	Purchaser will assume responsibility of all prepaid deposits;
-	Purchaser will assume all responsibility for all past engagements, lease agreements and contracts with employees and other parties; and
-
Purchaser will give Seller an exclusive sale license agreement of Roadvision for Asia and Europe for a total of five (5) years for which Seller shall pay Purchaser TWENTY-FIVE Percent (25%) of the profit and a TEN PERCENT (10%) royalty to Seller on all license agreements sold within the next Five (5) years..

The closing of the transaction took place on March 28, 2007.

Section 9 -- Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits

(c) Exhibits
Exhibit 10.1 Stock Purchase Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934 the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 3, 2007

QUANTITATIVE METHODS CORPORATION

By:	/s/ By: Craig Perry
Craig Perry, President